UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2008

SECURITY BANK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Georgia	000-23261	58-2107916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4219 Forsyth Road

Macon, Georgia 31210

(Address of Principal Executive Offices, including Zip Code)

(478) 722-6200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement with Mr. Walker

On October 10, 2008, Security Bank Corporation (“SBKC”) entered into a separation agreement with H. Averett “Rett” Walker (the “Separation Agreement”) in connection with Mr. Walker’s termination as President and Chief Executive Officer of SBKC on September 16, 2008 (which termination was previously disclosed on SBKC’s Current Report on Form 8-K filed on September 22, 2008). The Separation Agreement provides for a general release of all claims Mr. Walker may have against SBKC.

Pursuant to the Separation Agreement, SBKC has agreed to pay Mr. Walker the same severance benefits he would have received if his employment had been terminated by SBKC without cause under his employment agreement with SBKC, dated December 18, 2007 (the “Employment Agreement”). Accordingly, Mr. Walker will receive a cash payment equal to $845,932, less withholdings for taxes and other required items, payable in a lump sum on the earlier of April 1, 2009, or Mr. Walker’s death. In addition, Mr. Walker is entitled to his vested benefits under SBKC’s Savings Incentive plan and the Supplemental Executive Retirement Agreement between Mr. Walker, SBKC and Security Bank of Bibb County, a wholly-owned subsidiary of SBKC.

As noted in the Separation Agreement, the employment provisions under the Employment Agreement terminated upon Mr. Walker’s resignation, but Mr. Walker will continue to be bound by the covenants contained in the Employment Agreement relating to confidential information, trade secrets, non-competition, non-solicitation of employees and customers and other post-employment obligations.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Employment Agreement, which was filed as Exhibit 10.1 to SBKC’s Current Report on Form 8-K on December 21, 2007, also is incorporated herein by reference.

Following his resignation, Mr. Walker established a line of credit with SBKC on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to SBKC.

Base Salary Increase for Mr. Collins

As previously disclosed on SBKC’s Current Report on Form 8-K filed on September 22, 2008, SBKC’s Board of Directors appointed Tony E. Collins, Executive Vice President and Regional Executive-Atlanta, as interim President and Chief Executive Officer of SBKC, effective September 16, 2008. In connection with this promotion, on October 9, 2008, the Compensation Committee of the Board of Directors approved an increase in Mr. Collins’ base salary from $200,000 to $285,000. This salary increase is effective retroactive to October 1, 2008.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description
10.1	Separation Agreement, dated October 10, 2008, by and between Security Bank Corporation and H. Averett Walker.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY BANK CORPORATION

Date: October 16, 2008	By:	/s/ James R. McLemore, Jr.
James R. McLemore, Jr.
Executive Vice President and Chief Financial Officer